Exhibit 4.5


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                       PPL ELECTRIC UTILITIES CORPORATION
          (FORMERLY PP&L, INC. AND PENNSYLVANIA POWER & LIGHT COMPANY)

                                       TO

                              BANKERS TRUST COMPANY

            (SUCCESSOR TO MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                  FORMERLY GUARANTY TRUST COMPANY OF NEW YORK)


              AS TRUSTEE UNDER PPL ELECTRIC UTILITIES CORPORATION'S
                           MORTGAGE AND DEED OF TRUST,
                           DATED AS OF OCTOBER 1, 1945


                          -----------------------------


                       SIXTY-EIGHTH SUPPLEMENTAL INDENTURE


                        PROVIDING AMONG OTHER THINGS FOR
                     FIRST MORTGAGE BONDS [______ SERIES __]


                          -----------------------------


                           DATED AS OF ________, 2001


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                       SIXTY-EIGHTH SUPPLEMENTAL INDENTURE

     SIXTY-EIGHTH SUPPLEMENTAL INDENTURE, dated as of the ___ day of ____, 2001 made and entered into by and between PPL ELECTRIC UTILITIES CORPORATION. (formerly PP&L, Inc. and Pennsylvania Power & Light Company), a corporation of the Commonwealth of Pennsylvania, whose address is Two North Ninth Street, Allentown, Pennsylvania 18101 (hereinafter sometimes called the Company), and BANKERS TRUST COMPANY, a corporation of the State of New York, whose address is 130 Liberty Street, New York, New York 10006 (hereinafter sometimes called the Trustee), as Trustee under the Mortgage and Deed of Trust, dated as of October 1, 1945 (hereinafter called the Mortgage and, together with any indentures supplemental thereto, hereinafter called the Indenture), which Mortgage was executed and delivered by Pennsylvania Power & Light Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which said Mortgage is hereby made, this instrument (hereinafter called the Sixty-eighth Supplemental Indenture) being supplemental thereto.

     WHEREAS, said Mortgage was or is to be recorded in various Counties in the Commonwealth of Pennsylvania, which Counties include or will include all Counties in which this Sixty-eighth Supplemental Indenture is to be recorded; and

     WHEREAS, by amendment to its Articles of Incorporation filed in the Office of the Secretary of State of Pennsylvania on September 12, 1997, the Company changed its name to PP&L, Inc.; and

     WHEREAS, by an amendment to its Articles of Incorporation filed with the Office of the Secretary of State of Pennsylvania on ____________________, the Company changed its name to PPL Electric Utilities Corporation; and

     WHEREAS, an instrument, dated August 5, 1994, was executed by the Company appointing Bankers Trust Company as Trustee in succession to said Morgan Guaranty Trust Company of New York (resigned) under the Indenture, and by Bankers Trust Company accepting said appointment, which instrument was or is to be recorded in various Counties in the Commonwealth of Pennsylvania; and

     WHEREAS, by the Mortgage the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Indenture and to make subject to the lien of the Indenture any property thereafter acquired and intended to be subject to the lien thereof; and

     WHEREAS, the Company executed and delivered as supplements to the Mortgage, the following supplemental indentures:

     DESIGNATION                                       DATED AS OF
     -----------                                       -----------

     First Supplemental Indenture...................   July 1, 1947
     Second Supplemental Indenture..................   December 1, 1948
     Third Supplemental Indenture...................   February 1, 1950
     Fourth Supplemental Indenture..................   March 1, 1953
     Fifth Supplemental Indenture...................   August 1, 1955
     Sixth Supplemental Indenture...................   December 1, 1961
     Seventh Supplemental Indenture.................   March 1, 1964
     Eighth Supplemental Indenture..................   June 1, 1966
     Ninth Supplemental Indenture...................   November 1, 1967
     Tenth Supplemental Indenture...................   December 1, 1967
     Eleventh Supplemental Indenture................   January 1, 1969
     Twelfth Supplemental Indenture.................   June 1, 1969
     Thirteenth Supplemental Indenture..............   March 1, 1970
     Fourteenth Supplemental Indenture..............   February 1, 1971


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     DESIGNATION                                       DATED AS OF
     -----------                                       -----------

     Fifteenth Supplemental Indenture...............   February 1, 1972
     Sixteenth Supplemental Indenture...............   January 1, 1973
     Seventeenth Supplemental Indenture.............   May 1, 1973
     Eighteenth Supplemental Indenture..............   April 1, 1974
     Nineteenth Supplemental Indenture..............   October 1, 1974
     Twentieth Supplemental Indenture...............   May 1, 1975
     Twenty-first Supplemental Indenture............   November 1, 1975
     Twenty-second Supplemental Indenture...........   December 1, 1976
     Twenty-third Supplemental Indenture............   December 1, 1977
     Twenty-fourth Supplemental Indenture...........   April 1, 1979
     Twenty-fifth Supplemental Indenture............   April 1, 1980
     Twenty-sixth Supplemental Indenture............   June 1, 1980
     Twenty-seventh Supplemental Indenture..........   June 1, 1980
     Twenty-eighth Supplemental Indenture...........   December 1, 1980
     Twenty-ninth Supplemental Indenture............   February 1, 1981
     Thirtieth Supplemental Indenture...............   February 1, 1981
     Thirty-first Supplemental Indenture............   September 1, 1981
     Thirty-second Supplemental Indenture...........   April 1, 1982
     Thirty-third Supplemental Indenture............   August 1, 1982
     Thirty-fourth Supplemental Indenture...........   October 1, 1982
     Thirty-fifth Supplemental Indenture............   November 1, 1982
     Thirty-sixth Supplemental Indenture............   February 1, 1983
     Thirty-seventh Supplemental Indenture..........   November 1, 1983
     Thirty-eighth Supplemental Indenture...........   March 1, 1984
     Thirty-ninth Supplemental Indenture............   April 1, 1984
     Fortieth Supplemental Indenture................   August 15, 1984
     Forty-first Supplemental Indenture.............   December 1, 1984
     Forty-second Supplemental Indenture............   June 15, 1985
     Forty-third Supplemental Indenture.............   October 1, 1985
     Forty-fourth Supplemental Indenture............   January 1, 1986
     Forty-fifth Supplemental Indenture.............   February 1, 1986
     Forty-sixth Supplemental Indenture.............   April 1, 1986
     Forty-seventh Supplemental Indenture...........   October 1, 1986
     Forty-eighth Supplemental Indenture............   March 1, 1988
     Forty-ninth Supplemental Indenture.............   June 1, 1988
     Fiftieth Supplemental Indenture................   January 1, 1989
     Fifty-first Supplemental Indenture.............   October 1, 1989
     Fifty-second Supplemental Indenture............   July 1, 1991
     Fifty-third Supplemental Indenture.............   May 1, 1992
     Fifty-fourth Supplemental Indenture............   November 1, 1992
     Fifty-fifth Supplemental Indenture.............   February 1, 1993
     Fifty-sixth Supplemental Indenture.............   April 1, 1993
     Fifty-seventh Supplemental Indenture...........   June 1, 1993
     Fifty-eighth Supplemental Indenture............   October 1, 1993
     Fifty-ninth Supplemental Indenture.............   February 15, 1994
     Sixtieth Supplemental Indenture................   March 1, 1994
     Sixty-first Supplemental Indenture.............   March 15, 1994
     Sixty-second Supplemental Indenture............   September 1, 1994
     Sixty-third Supplemental Indenture.............   October 1, 1994
     Sixty-fourth Supplemental Indenture............   August 1, 1995
     Sixty-fifth Supplemental Indenture.............   April 1, 1997
     Sixty-sixth Supplemental Indenture.............   May 1, 1998
     Sixty-seventh Supplemental Indenture...........   June 1, 1999


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which supplemental indentures were or are to be recorded in various Counties in the Commonwealth of Pennsylvania; and

     WHEREAS, the Company executed and delivered its Supplemental Indenture, dated July 1, 1954, creating a security interest in certain personal property of the Company, pursuant to the provisions of the Pennsylvania Uniform Commercial Code, as a supplement to the Mortgage, which Supplemental Indenture was filed in the Office of the Secretary of the Commonwealth of Pennsylvania on July 1, 1954, and all subsequent supplemental indentures were so filed; and

     WHEREAS, in addition to the property described in the Mortgage, as heretofore supplemented, the Company has acquired certain other property, rights and interests in property; and

     WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of First Mortgage Bonds:

                                                  PRINCIPAL        PRINCIPAL
                                                   AMOUNT            AMOUNT
SERIES                                             ISSUED         OUTSTANDING
------                                             ------         -----------

3% Series due 1975..........................      $93,000,000         None
2-3/4% Series due 1977......................       20,000,000          None
3-1/4% Series due 1978......................       10,000,000          None
2-3/4% Series due 1980......................       37,000,000          None
3-1/2% Series due 1983......................       25,000,000          None
3-3/8% Series due 1985......................       25,000,000          None
4-5/8% Series due 1991......................       30,000,000          None
4-5/8% Series due 1994......................       30,000,000          None
5-5/8% Series due 1996......................       30,000,000          None
6-3/4% Series due 1997......................       30,000,000          None
6-1/2% Series due 1972......................       15,000,000          None
7% Series due 1999..........................       40,000,000          None
8-1/8% Series due June 1, 1999..............       40,000,000          None
9% Series due 2000..........................       50,000,000          None
7-1/4% Series due 2001......................       60,000,000          None
7-5/8% Series due 2002......................       75,000,000          None
7-1/2% Series due 2003......................       80,000,000          None
Pollution Control Series A..................       28,000,000          None
9-1/4% Series due 2004......................       80,000,000          None
10-1/8% Series due 1982.....................      100,000,000          None
9-3/4% Series due 2005......................      125,000,000          None
9-3/4% Series due November 1, 2005..........      100,000,000          None
8-1/4% Series due 2006......................      150,000,000          None
8-1/2% Series due 2007......................      100,000,000          None
9-7/8% Series due 1983-1985.................      100,000,000          None
15-5/8% Series due 2010.....................      100,000,000          None
11-3/4% Series due 1984.....................       30,000,000          None
Pollution Control Series B..................       70,000,000          None
Pollution Control Series C..................       20,000,000          None
14% Series due December 1, 1990.............      125,000,000          None
15% Series due 1984-1986....................       50,000,000          None
14-3/4% Series A due 1986...................       30,000,000          None
14-3/4% Series B due 1986...................       20,000,000          None


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                                                  PRINCIPAL        PRINCIPAL
                                                   AMOUNT            AMOUNT
SERIES                                             ISSUED         OUTSTANDING
------                                             ------         -----------

16-1/2% Series due 1987-1991................      $52,000,000          None
16-1/8% Series due 1992.....................      100,000,000          None
16-1/2% Series due 1986-1990................       92,500,000          None
13-1/4% Series due 2012.....................      100,000,000          None
Pollution Control Series D..................       70,000,000          None
12-1/8% Series due 1989-1993................       50,000,000          None
13-1/8% Series due 2013.....................      125,000,000          None
Pollution Control Series E..................       37,750,000          None
13-1/2% Series due 1994.....................      125,000,000          None
Pollution Control Series F..................      115,500,000          None
12-3/4% Series due 2014.....................      125,000,000          None
Pollution Control Series G..................       55,000,000          None
12% Series due 2015.........................      125,000,000          None
10-7/8% Series due 2016.....................      125,000,000          None
9-5/8% Series due 1996......................      125,000,000          None
9% Series due 2016..........................      125,000,000          None
9-1/2% Series due 2016......................      125,000,000          None
9-1/4% Series due 1998......................      125,000,000          None
9-5/8% Series due 1998......................      125,000,000          None
10% Series due 2019.........................      125,000,000          None
9-1/4% Series due 2019......................      250,000,000          None
9-3/8% Series due 2021......................      150,000,000          None
7-3/4% Series due 2002......................      150,000,000       28,388,000
8-1/2% Series due 2022......................      150,000,000       10,911,000
Pollution Control Series H..................       90,000,000       90,000,000
6-7/8% Series due 2003......................      100,000,000       18,768,000
7-7/8% Series due 2023......................      200,000,000       46,213,000
5-1/2% Series due 1998......................      150,000,000          None
6-1/2% Series due 2005......................      125,000,000      125,000,000
6% Series due 2000..........................      125,000,000          None
6-3/4% Series due 2023......................      150,000,000       19,497,000
Pollution Control Series I..................       53,250,000       53,250,000
6.55% Series due 2006.......................      150,000,000      150,000,000
7.30% Series due 2024.......................      150,000,000        5,805,000
6-7/8% Series due 2004......................      150,000,000       24,767,000
7-3/8% Series due 2014......................      100,000,000       10,290,000
Pollution Control Series J..................      115,500,000      115,500,000
7.70% Series due 2009.......................      200,000,000          325,000
Pollution Control Series K..................       55,000,000       55,000,000
Short-Term Series A.........................      800,000,000          None
6 1/8% REset Put Securities Series due 2006.      200,000,000          None
Short-Term Series B.........................      200,000,000          None


which bonds are also sometimes called bonds of the First through Seventy-fifth Series, respectively; and

     WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Indenture as the Board of


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Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Indenture; and

     WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any future covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein or in any supplemental indenture or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the States in which any property at the time subject to the lien of the Indenture shall be situated; and

     WHEREAS, the Company now desires to create [_____] new series of bonds and to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage; and

     WHEREAS, the execution and delivery by the Company of this Sixty-eighth Supplemental Indenture, and the terms of the bonds of the Seventy-sixth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH: That PPL Electric Utilities Corporation, in consideration of the premises and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustee and in order further to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued under the Indenture, according to their tenor and effect and the performance of all the provisions of the Indenture (including any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto Bankers Trust Company, as Trustee under the Indenture, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all property, real, personal and mixed, of the kind or nature specifically mentioned in the Mortgage, as heretofore supplemented, or of any other kind or nature, acquired by the Company after the date of the execution and delivery of the Sixty-seventh Supplemental Indenture (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted and except any which may not lawfully be mortgaged or pledged under the Indenture), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to


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and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described;

     TOGETHER with all and singular the tenements, hereditaments, prescriptions, servitudes, and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof;

     IT IS HEREBY AGREED by the Company that, subject to the provisions of
Section 87 of the Mortgage and to the extent permitted by law, all the property, rights, and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Indenture, as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby; and

     IT IS HEREBY DECLARED by the Company that all the property, rights and franchises now owned or hereafter acquired by the Company have been, or are, or will be owned or acquired with the intention to use the same in carrying on the business or branches of business of the Company, and it is hereby declared that it is the intention of the Company that all thereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall (subject to the provisions of Section 87 of the Mortgage and to the extent permitted by law) be embraced within the lien of this Sixty-eighth Supplemental Indenture and the lien of the Indenture;

     PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Sixty-eighth Supplemental Indenture and from the lien and operation of the Indenture, viz: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Indenture or covenanted so to be; (2) goods, wares, merchandise, equipment, apparatus, materials, or supplies held for the purpose of sale or other disposition in the usual course of business; fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; construction equipment acquired for temporary use; all aircraft, rolling stock, trolley coaches, buses, motor coaches, automobiles and other vehicles and materials and supplies held for the purposes of repairing or replacing (in whole or part) any of the same; all timber, minerals, mineral rights and royalties;
(3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Indenture or covenanted so to be; the Company's contractual rights or other interest in or with respect to tires not owned by the Company;
(4) the last day of the term of any lease or leasehold which may be or become subject to the lien of the Indenture; and (5) electric energy, gas, steam, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; provided, however, that the property and rights expressly excepted from the lien and operation of the Indenture in the above subdivisions (2) and
(3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof, as supplemented by the provisions of this Sixty-eighth Supplemental Indenture;

     TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto Bankers Trust Company, as Trustee, and its successors and assigns forever;

     IN TRUST NEVERTHELESS for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as heretofore supplemented, this Sixty-eighth Supplemental Indenture being supplemental to the Mortgage;

     AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors as Trustee of said property in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to the Trustee by the Mortgage as a part of the property therein stated to be conveyed.

     The Company further covenants and agrees to and with the Trustee and its successors in said trust under the Indenture, as follows:

                                   ARTICLE I.

                          SEVENTY-SIXTH SERIES OF BONDS

     SECTION 1..There shall be a series of bonds designated "_________Series ___" (herein sometimes referred to as the "Seventy-sixth Series"), each of which shall also bear the descriptive title First Mortgage Bonds, and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Seventy-sixth Series shall be limited to $[ ] million in aggregate principal amount, except as provided in
Section 16 of the Mortgage, and shall be issued as fully registered bonds in denominations of One Thousand Dollars and in any multiple or multiples of One Thousand Dollars; each bond of the Seventy-sixth Series shall mature on _______________________, shall bear interest at the rate of __% per annum, payable semi-annually on __ and __ of each year; the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, [and interest on each said bond to be also payable at the office of the Company in the City of Allentown, Pennsylvania,] in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the Seventy-sixth Series shall be dated as in Section 10 of the Mortgage provided.

     The bonds of the Seventy-sixth Series shall be issued by the Company, registered in the name of and delivered to The Chase Manhattan Bank, as trustee (the "2001 Trustee") under an Indenture dated as of _________, 2001 (the "2001 Indenture"), to provide for the payment when due (whether at maturity, by acceleration or otherwise) of the principal [and interest] of the Securities (as defined in the 2001 Indenture) to be issued from time to time under the 2001 Indenture.

     The bonds of the Seventy-sixth Series shall not be transferable by the 2001 Trustee, except to a successor trustee under the 2001 Indenture. Bonds of the Seventy-sixth Series may be transferred at the principal office of the Trustee in the Borough of Manhattan, The City of New York. The Company shall issue stop transfer instructions to such effect to the Trustee and/or any other transfer agent.

     Any payment by the Company under the 2001 Indenture of the principal of or premium, if any, or interest, if any on the Securities which shall been authenticated and delivered under the 2001 Indenture on the basis of the issuance and delivery to the 2001 Trustee of bonds of the Seventy-sixth Series (other than by the application of the proceeds of a payment in respect of such bonds) shall, to the extent hereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal of, or premium, or interest on such bonds, as the case may be, which is then due.

     The Trustee may conclusively presume that the obligation of the Company to pay the principal of the bonds of the Seventy-sixth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the 2001 Trustee, signed by an authorized officer thereof, stating that the principal of specified bonds of the Seventy-sixth Series has become due and payable and has not been fully paid, and specifying the amount of funds required to make such payment.

     (I) Each holder of a bond of the Seventy-sixth Series consents that the bonds of the Seventy-sixth Series may be redeemable at the option of the Company or pursuant to the requirements of the Indenture in whole at any time, or in part from time to time, prior to maturity, without notice provided in Section 52 of the Mortgage, at the principal amount of the bonds to be redeemed, in each case, together with accrued interest to the date fixed for redemption by the

Company in a notice delivered on or before the date fixed for redemption by the Company to the Trustee and to the holders of the bonds to be redeemed.

     (II) The bonds of the Seventy-sixth Series shall also be redeemable, in whole at any time, or in part from time to time, prior to maturity, at a redemption price equal to the principal amount thereof, [together with accrued and unpaid interest to the date of payment of such principal amount], upon receipt by the Trustee of a written notice from the 2001 Trustee (i) delivered to the Trustee and the Company, (ii) signed by its President or any Vice President, (iii) stating that an Event of Default has occurred under the 2001 Indenture and is continuing and that, as a result, there then is due and payable a specified amount with respect to the Securities Outstanding under the 2001 Indenture, for the payment of which the 2001 Trustee has not received funds, and
(iv) specifying the principal amount of the bonds of the Seventy-sixth Series to be redeemed. Delivery of such notice shall constitute a waiver by the 2001 Trustee of notice of redemption under the Indenture.

     (III) At the option of the registered owner, any bonds of the Seventy-sixth Series, upon surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series, interest rate, maturity and other terms of other authorized denominations.

     Subject to the provisions of the third paragraph of this Section 1, Bonds of the Seventy-sixth Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York; provided that such transfer shall not result in any security being required to be registered under the Securities Act of 1933, as amended, and an opinion of counsel satisfactory to the Company to such effect shall have been provided to the Company.

     The bonds of the Seventy-sixth Series shall not be redeemable by the application of cash deposited with the Trustee pursuant to the provisions of
Section 64.

     Upon any transfer or exchange of bonds of the Seventy-sixth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Seventy-sixth Series.

                                   ARTICLE II

                 [INSERT ARTICLES FOR ADDITIONAL SERIES, IF ANY]

                            MISCELLANEOUS PROVISIONS

     SECTION 2. The Company reserves the right to make such amendments to the Mortgage, as supplemented, as shall be necessary in order to delete subsection
(I) of Section 39 of the Mortgage, and each holder of bonds of the Seventy-sixth Series hereby consents to such deletion without any other or further action by any holder of bonds of the Seventy-sixth Series.

     SECTION 3. Majority Vote Amendment. Pursuant to the right reserved in
Section 4 of Fifty-third Supplemental Indenture, the Company hereby amends the Mortgage, as supplemented, to amend Sections 112, 113, and 116 to read as described in said Section 4.

     SECTION 4. The terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Sixty-eighth Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

     SECTION 5. Whenever in this Sixty-eighth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Sixty-eighth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

     SECTION 6. So long as any bonds of the Seventy-sixth Series remain Outstanding, unless this provision shall have been waived in writing by the holders of a majority in aggregate principal amount of bonds of the Seventy-sixth Series Outstanding at the time of such consent, subdivision (c) of
Section 65 of the Mortgage shall read as follows:

                    "(c) Failure to pay interest or premium, if any, upon or
               principal (whether at maturity as therein expressed or by declaration, or otherwise) of any Outstanding Qualified Lien Bonds or of any outstanding indebtedness secured by any mortgage or other lien (not included in the term Excepted Encumbrances) prior to the lien of this Indenture, existing upon any property of the Company which is subject to the lien and operation of this Indenture continued beyond the period of grace, if any, specified in such mortgage or Qualified Lien or other lien securing the same;"

     SECTION 7. A breach of a specified covenant or agreement of the Company contained in this Sixty-eighth Supplemental Indenture shall become a Default under the Indenture upon the happening of the events provided in Section 65(g) of the Mortgage with respect to such a covenant or agreement.

     SECTION 8. The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions:

     The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixty-eighth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended by said First through Sixty-seventh Supplemental Indentures, shall apply to and form part of this Sixty-eighth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Sixty-eighth Supplemental Indenture.

     SECTION 9. Nothing in this Sixty-eighth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Indenture, any right, remedy or claim under or by reason of this Sixty-eighth Supplemental Indenture or by any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixty-eighth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Indenture.

     SECTION 10. This Sixty-eighth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     PPL ELECTRIC UTILITIES CORPORATION does hereby constitute and appoint JAMES
E. ABEL, Treasurer of PPL ELECTRIC UTILITIES CORPORATION, to be its attorney for it, and in its name and as and for its corporate act and deed to acknowledge this Sixty-eighth Supplemental Indenture before any person having authority by the laws of the Commonwealth of Pennsylvania to take such acknowledgment, to the intent that the same may be duly recorded, and BANKERS TRUST COMPANY does hereby constitute and appoint _______________, a Vice President of BANKERS TRUST COMPANY, to be its attorney for it, and in its name and as and for its corporate act and deed to acknowledge this Sixty-eighth Supplemental Indenture before any person having authority by the laws of the Commonwealth of Pennsylvania to take such acknowledgment, to the intent that the same may be duly recorded.

     IN WITNESS WHEREOF, PPL ELECTRIC UTILITIES CORPORATION has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, in the City of Allentown, Pennsylvania, and BANKERS TRUST COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Principals, Vice Presidents or Trust Officers, and its corporate seal to be attested by one of its Vice Presidents, Assistant Vice Presidents or Trust Officers, in The City of New York, as of the day and year first above written.

                                        PPL ELECTRIC UTILITIES CORPORATION


                                        By:
                                           ------------------------------------
                                                       Treasurer

Attest:


------------------------------------
Assistant Secretary

                                        BANKERS TRUST COMPANY, as Trustee


                                        By
                                           ------------------------------------
                                           [Vice President]


Attest:


------------------------------------
[Assistant Vice President]

COMMONWEALTH OF PENNSYLVANIA       )
                                   )    ss.:
COUNTY OF LEHIGH                   )


     On this ____ day of _____, 2001, before me, a notary public, the undersigned officer, personally appeared JAMES E. ABEL, who acknowledged himself to be the [Treasurer of PPL ELECTRIC UTILITIES CORPORATION., a corporation and that he, as such Treasurer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Treasurer.

     In witness whereof, I hereunto set my hand and official seal.



                                           ------------------------------------
                                           Notary Public

STATE OF NEW YORK        )
                         )    ss.:
COUNTY OF __________     )


     On this ___ day of ____, 2001, before me, a notary public, the undersigned officer, personally appeared ______________________, who acknowledged herself to be a [Vice President] of BANKERS TRUST COMPANY, a corporation and that [he/she], as such [Vice President], being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by herself as Vice President.

     In witness whereof, I hereunto set my hand and official seal.

                                             By:
                                                -------------------------------
                                             Notary Public, State of
                                               No.
                                                 Qualified in
                                                  Commission Expires

     Bankers Trust Company hereby certifies that its precise name and address as Trustee hereunder are:

                              Bankers Trust Company
                               130 Liberty Street
                            New York, New York 10006

                                        BANKERS TRUST COMPANY


                                        By:
                                           ------------------------------------
                                           [Assistant Vice President]


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